Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

IPC HOLDINGS ISSUES EARNINGS WARNING

PEMBROKE, BERMUDA, July 16, 2007. IPC Holdings, Ltd. (NASDAQ: IPCR) today announced that second quarter 2007 earnings will be negatively impacted by the storms and flooding that affected New South Wales, Australia in early June, and by the flooding in parts of northern England, which commenced in mid-June, deteriorated in late June and continue to affect some areas.

The Company noted that complexity resulting from the ongoing floods in several areas of England introduces additional uncertainty to the normally difficult process of estimating catastrophe losses. The resulting impact on claims adjusting (including allocation of claims to the multiple events because of the time periods covered and the effect of demand surge on the cost of building materials, labour and additional living expenses), is likely to cause delays to the timing with which we are notified of loss estimates by ceding companies.

As a result of these events, the Company currently believes that its net income and net operating earnings for the quarter will be in the range of $0.20 - $0.40 per common share. The ultimate impact of losses from these events on the Company’s results of operations may differ substantially from current estimates.

IPC Holdings, Ltd. currently expects to release its second quarter 2007 results after market close on Wednesday, July 25 2007. A conference call is scheduled to take place on Thursday, July 26 2007 at 8:30 a.m. EDT to discuss the release.

Non-GAAP Financial Measures:

IPC Holdings, Ltd. has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. “Net operating earnings per common share”, as used herein, differs from “net income per common share” under GAAP, which the Company believes is the most directly comparable GAAP measure. Net operating earnings per share is a common performance measurement which, as calculated by the Company, corresponds to net income per share excluding net gains and losses on investments. These items are excluded because they are not considered by management to be relevant indicators of the performance of or trends in our business operations, but rather of the investment and credit markets in general. We believe that the presentation of net operating earnings per share provides useful information regarding our results of operations because it follows industry practice, is followed closely by securities analysts and rating agencies, and enables investors and securities analysts to make performance comparisons with our peers in the insurance industry. This measure may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on net operating earnings per share as a non-GAAP measure in assessing IPC’s overall financial performance.

This press release contains certain forward-looking statements within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about our beliefs, plans or expectations, are forward-looking statements. These statements are based on our current plans, estimates and expectations. Some forward-looking statements may be identified by our use of terms such as “believes,” “anticipates,” “intends,” “expects” and similar statements of a future or forward-looking nature. In light of the inherent risks and uncertainties in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by us or any other person that our objectives or plans will be achieved. A non-exclusive list of important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) the occurrence of natural or man-made catastrophic events with a frequency or severity exceeding our expectations; (b) the adequacy of our loss reserves and the need to adjust such reserves as claims develop over time; (c) any lowering or loss of one of our financial ratings of our wholly-owned subsidiary, IPCRe Limited; (d) the effect of competition on market trends and pricing; (e) changes in general economic conditions, including changes in interest rates and/or equity values in the United States of America and elsewhere; and (f) other factors set forth in our most recent reports on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not intend, and are under no obligation, to update any forward-looking statement contained in this press release.

IPC Holdings, Ltd., through its wholly-owned subsidiary IPCRe Limited, provides property catastrophe reinsurance and, to a limited extent, aviation, property-per-risk excess and other short-tail reinsurance on a worldwide basis.

CONTACT:	Jim Bryce, President and Chief Executive Officer or
John Weale, Senior Vice President and Chief Financial Officer

Telephone: 441-298-5100